UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2012

Commission File Number	Registrant, State of Incorporation; Address; Telephone Number	I.R.S. Employer Identification Number

001-14759	DRIVETIME AUTOMOTIVE GROUP, INC. (A Delaware Corporation) 4020 East Indian School Road, Phoenix, Arizona 85018 (602) 852-6600	86-0721358

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 12, 2012, the Consumer Financial Protection Bureau (the “CFPB”) delivered a Civil Investigative Demand to DriveTime Automotive Group, Inc. (“DTAG”), requesting that DTAG produce certain documents and information and answer questions relating to certain components of the business of DTAG and its affiliates. The CFPB has not alleged a violation by DTAG of any law and DTAG is cooperating with the CFPB’s requests for information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2012	DRIVETIME AUTOMOTIVE GROUP, INC.

	By:	/s/ Jon Ehlinger
Jon Ehlinger
Secretary